UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2013

GOVERNMENT PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits.

This Current Report on Form 8-K includes an updated unaudited pro forma  consolidated statement of income for Government Properties Income Trust, or we or us, which gives effect to transactions we have completed since January 1, 2012, as if those transactions all occurred on that date.  This unaudited pro forma consolidated statement of income is not necessarily indicative of the expected results of operations for any future period.  Differences could result from numerous factors, including future changes in our portfolio of real estate investments, changes in interest rates, changes in our capital structure, changes in property level operating expenses, changes in property level revenues, including rents expected to be received pursuant to our existing leases or leases we entered into during 2012 or may enter into after 2012, and for other reasons. Consequently, actual future results are likely to be different than amounts presented in the unaudited pro forma statement of income related to these transactions and such differences could be significant.

(b) Pro Forma Financial Information.

Introduction to Unaudited Pro Forma Consolidated Statement of Income	F-1
Unaudited Pro Forma Consolidated Statement of Income for the Year Ended December 31, 2012	F-2
Notes to Unaudited Pro Forma Consolidated Statement of Income	F-3

GOVERNMENT PROPERTIES INCOME TRUST

Introduction to Unaudited Pro Forma Consolidated Statement of Income

The following unaudited pro forma consolidated statement of income for the year ended December 31, 2012 presents the results of our operations as if all of the transactions described in the notes to the unaudited pro forma consolidated statement of income were completed on January 1, 2012.  This unaudited pro forma consolidated statement of income should be read in connection with our financial statements for the year ended December 31, 2012, and notes thereto, included in our Annual Report on Form 10-K for the year ended December 31, 2012 filed on February 21, 2013 with the Securities and Exchange Commission, or the SEC, and the financial statements of businesses acquired included in Item 9.01(a) of our Current Report on Form 8-K filed on October 15, 2012 with the SEC.

This unaudited pro forma consolidated statement of income is provided for informational purposes only. Upon completion of the long term financing of these acquisitions or otherwise, our financial position and results of operations may be significantly different than what is presented in this unaudited pro forma consolidated statement of income. In the opinion of management, all adjustments necessary to reflect, in all material respects, the effects of the transactions described in the notes to the unaudited pro forma consolidated statement of income have been included.

The allocation of the purchase prices of certain of our 2012 acquisitions described in the notes to the unaudited pro forma consolidated statement of income and reflected in the unaudited pro forma consolidated statement of income are based upon preliminary estimates of the fair values of assets acquired and liabilities assumed.  Consequently, amounts preliminarily allocated to these assets acquired and liabilities assumed could change significantly from those reflected in the unaudited pro forma consolidated statement of income.

This unaudited pro forma consolidated statement of income is not necessarily indicative of our financial position or results of operations for any future period. Differences could result from numerous factors, including future changes in our portfolio of real estate investments, changes in interest rates, changes in our capital structure, changes in property level operating expenses, changes in property level revenues, including rents expected to be received pursuant to our existing leases or leases we entered into during 2012 or may enter into after 2012, and for other reasons. Consequently, actual future results are likely to be different from amounts presented in the unaudited pro forma consolidated statement of income and such differences could be significant.

Government Properties Income Trust

Unaudited Pro Forma Consolidated Statement of Income

For the Year Ended December 31, 2012

(in thousands, except per share amounts)

		2012	Pro
	Historical	Acquisitions	Forma
	(A)	(B)	Adjustments		Pro Forma

Rental income	$211,076	$15,427	$1,250	(C)	$227,753

Expenses:
Real estate taxes	23,413	1,448	—		24,861
Utility expenses	16,810	1,206	—		18,016
Other operating expenses	38,558	2,619	(37)	(D)	41,140
Depreciation and amortization	51,166	—	5,534	(E)	56,700
Loss on asset impairment	494	—	—		494
Acquisition related costs	1,614	—	(1,614)	(F)	—
General and administrative	12,355	—	680	(G)	13,035
Total expenses	144,410	5,273	4,563		154,246

Operating income	66,666	10,154	(3,313)		73,507
Interest and other income	29	—	—		29

Interest expense	(16,892)	—	(54)	(H)	(16,946)
Equity in earnings of an investee	316	—	—		316
Income before income tax expense	50,119	10,154	(3,367)		56,906
Income tax expense	(159)	—	—		(159)
Net income	$49,960	$10,154	$(3,367)		$56,747

Weighted average common shares outstanding	48,617				54,601	(I)
Net income per common share	$1.03				$1.04

Government Properties Income Trust

Notes to Unaudited Pro Forma Consolidated Statement of Income

(dollars in thousands)

Basis of Presentation

(A)       We were organized as a Maryland real estate investment trust on February 17, 2009, and closed our initial public offering on June 8, 2009. As of December 31, 2012, we owned 84 properties with a total of approximately 10.2 million rentable square feet.  The historical unaudited pro forma consolidated statement of income includes our accounts and the accounts of our subsidiaries.  All material intercompany transactions and balances have been eliminated.

Unaudited Pro Forma Consolidated Statement of Income Adjustments for the Year Ended December 31, 2012

(B)       Represents the revenues and operating expenses of 13 properties we acquired in eight transactions for an aggregate purchase price of $213,974, excluding acquisition related costs, during the year ended December 31, 2012 for the period from January 1, 2012 to the respective dates of acquisition.  Rental income, real estate taxes, utility expenses and certain other operating expenses are based upon actual historical revenues and expenses at each property.

(C)       Represents the effect on rental income from January 1, 2012 through the respective dates of acquisition of the properties described in Note (B), for the non-cash straight line rent adjustments and the non-cash amortization of above and below market acquired in place leases. We amortize above market lease values and below market lease values as a reduction or increase, respectively, to rental income over the remaining terms of the leases. The components of the rental income adjustment are as follows:

Non-cash, straight line rent adjustments as if the acquisitions described in Note (B) occurred on January 1, 2012	$286
Non-cash, net above and below market lease amortization	964
Total	$1,250

(D)       Represents the effect on other operating expenses from January 1, 2012 through the respective dates of acquisition of the properties described in Note (B), based upon our contractual obligations under our property management agreement with Reit Management & Research LLC, or RMR.

(E)        Represents the effect on depreciation expense from January 1, 2012 through the respective dates of acquisition of the properties described in Note (B).  We depreciate our real estate investments on a straight line basis over estimated useful lives ranging up to 40 years.

(F)         Adjusts for non-recurring acquisition related costs of $1,614.

(G)       Represents the effect on general and administrative expenses for the period from January 1, 2012 through the respective dates of acquisition of the properties described in Note (B), based upon our contractual obligations under our business management agreement with RMR.

(H)      Adjusts interest expense for a $2,420 increase in our interest expense due to pro forma acquisition borrowings of $205,723 under our revolving credit facility, at our weighted average interest rate for the year ended December 31, 2012 of 1.75%, offset by a savings of $2,366, assuming that our October 2012 public offering of 7,500,000 common shares, at a price of $23.25 per share, which raised net proceeds of approximately $166,718, had occurred as of January 1, 2012.  A change in our variable rate debt of 0.125% would change pro forma interest expense by $2.

(I)           Our weighted average common shares outstanding were calculated as if the common shares we sold in our October 2012 public offering were outstanding on January 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES INCOME TRUST

By:	/s/ Mark L. Kleifges
Name:	Mark L. Kleifges
Title:	Treasurer and Chief Financial Officer

Dated:  March 11, 2013